                                                                    Exhibit 10.2

                                      NOTE

$1,625,000                                                     December 22, 1999

                  FOR VALUE RECEIVED, C. THOMAS FAULDERS, III, an individual residing at 6721 Benjamin Street, McLean, Virginia 22101 (the "MAKER"), promises to pay to the order of LCC INTERNATIONAL, INC., a Delaware corporation, or assigns, (the "HOLDER") on the earlier of (i) December 22, 2004 and (ii) the date on which the Maker is no longer employed as the Chairman and Chief Executive Officer of the Holder, at 7925 Jones Branch Drive, McLean, Virginia 22102, or at such other place as the Holder of this Note may from time to time designate, the principal amount of One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000), subject to adjustment as provided in Section 1.4 of the Loan Agreement (as defined below). This Note shall bear interest on the unpaid principal amount hereof from the date hereof, until paid in full, said interest to be due and payable quarterly on April 1, July 1, October 1 and January 1 commencing on April 1, 2000, at a rate per annum (computed on the basis of a 360 day year and of the actual number of days elapsed) equal to 6.06%, compounded quarterly, (the "BASE RATE"), provided that, should an Event of Default exist and be continuing for ten (10) Business Days, interest shall instead accrue on the outstanding principal balance of this Note from the date of such Event of Default at the rate of the Base Rate plus three percent (3%) per annum, compounded quarterly, until such Event of Default is cured or waived or all principal or interest under this Note is paid in full. All payments hereunder shall be made in lawful money of the United States of America without offset for any amounts owed by the Holder to the Maker.

                  The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to outstanding principal.

                  This Note is the Note referred to in that certain Loan Agreement, dated as of the date hereof, between the Maker and the Holder (the "LOAN AGREEMENT") and evidences the Loan advanced by the Holder to or for the benefit of the Maker as Borrower under the Loan Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. Neither the reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount outstanding hereunder, together with interest accrued thereon, when due.

                  The Loan Agreement provides for the acceleration of all amounts due hereunder upon the occurrence of an Event of Default and for a discharge of all amounts due hereunder upon the occurrence of certain events specified therein.

                  The Holder may, upon the occurrence of any Event of Default hereunder, have resort to any collateral, whether real or personal property, given as security for this Note in any order, and may sell and dispose of such collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Note to marshal assets. The Holder shall not be required to preserve any rights in such collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of collateral held as security for this Note, five (5) days' notice given by mail or telegraph to the last known address of Maker shall be deemed to be reasonable notice.

                  The Maker promises to pay all costs and expenses (including without limitation attorneys' fees and disbursements) incurred in connection with the collection hereof or the enforcement by the Holder of its rights hereunder or under the Loan Agreement or under any other instrument evidencing or securing the obligation represented by this Note or in the protection or realization of any collateral now or hereafter given as security for the repayment or performance hereof.

                  Each Obligor (which term shall include the Maker and all sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.




                                     (1)

                  No single or partial exercise by the Holder of any right hereunder, under the Loan Agreement, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

                  The Maker hereby declares, represents, and warrants that the indebtedness evidenced hereby is made for "BUSINESS PURPOSES" within the meaning of Va. Code Ann. Section 6.1-330.44 (1950), and waives any defense to the enforceability of this Note based on the inapplicability of Va. Code Ann.
Section 6.1-330.44 (1950) hereto.

                  Whenever used herein, the words "MAKER" and "HOLDER" and "OBLIGOR" shall be deemed to include their respective successors and assigns.

                  This Note shall be governed by and construed under and in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

                  IN WITNESS WHEREOF, the undersigned has duly executed this Note, as of the day and year first hereinabove set forth.

                                          /s/ C.THOMAS FAULDERS, III
                                          --------------------------
                                          C. Thomas Faulders, III


                                     (2)